Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128027) of Inergy Holdings, L.P. and in the related Prospectus of our report dated December 8, 2005, with respect to the consolidated financial statements and schedule of Inergy Holdings, L.P. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2005.

/s/ Ernst & Young LLP

Kansas City, Missouri

December 15, 2005